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                                                                   EXHIBIT 10.45

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (the "Agreement"), is dated as of the 16th day of April 1999, by and among HTR, Inc. a Delaware corporation ("HTR"), UOL Publishing, Inc., a Delaware corporation ("UOL" and, together with HTR, jointly and severally hereinafter collectively referred to as "Sellers") and CourseFactory.com, LLC, a Maryland limited liability company ("Buyer").

                              W I T N E S S E T H:

      WHEREAS, Sellers own, among other assets, the KnowledgeWorks Division of Sellers (the "Business"); and

      WHEREAS, HTR is the wholly-owned subsidiary of UOL;

      WHEREAS, Sellers desire to sell all the assets used in the Business and Buyer desires to purchase such assets.

      NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                      TRANSFER OF ASSETS AND PURCHASE PRICE

      1.1   ASSETS.

      (a) Subject to the terms and conditions of this Agreement and in consideration of the obligations of Buyer herein, Sellers agree to sell, convey, transfer and deliver to Buyer at the Closing (as defined in Section 2), free and clear of any claims, liens or encumbrances, all rights title and interest of Sellers in and to all assets of Sellers used in connection with the Business, including but not limited to those described on Schedule 1.1(a) (collectively, the "Assets").

      (b) In addition to the Assets to be transferred, and in consideration of the obligations of Buyer herein, Buyer shall be granted an option exercisable for a period of eighteen (18) months subsequent to the execution of this Agreement to be assigned any or all of four Virtual Campus licenses on terms substantially the same as the form license attached hereto as Exhibit 1.1(b) with an exercise price of $100 per license (the "Option Licenses"). Such option may be exercised by Buyer by giving 30 days prior written notice to Sellers. Upon receipt of such notice, Sellers shall take all necessary actions to assign all rights to Buyer to the Option Licenses. Each license shall have a term of one year beginning on the date that Buyer is assigned the rights to such license. At the end of such one year term Buyer shall have the right to extend the term of the license for successive one-year terms on terms consistent with terms offered to other customers of UOL or HTR, as the case may be. Sellers will waive the $15,000 license maintenance fee for the first year for all licenses assigned to Buyer pursuant to this Agreement.
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                  (c) Sellers will retain and not transfer and the Buyer will not purchase or acquire, the assets listed on Schedule 1.1(c) (collectively, the "Excluded Assets"). Buyer hereby agrees to use reasonable efforts to cooperate with Sellers in the collection of any of the accounts receivable listed on
Schedule 1.1(c).

                  (d) With the exception of the ordinary course liabilities and obligations specifically identified on Schedule 1.1(a), all of which Buyer agrees to assume and become responsible from and after the Closing Date (as defined in Section 2) (the "Assumed Liabilities"), Buyer shall not, by the execution, delivery and performance of this Agreement, or otherwise, assume or otherwise be responsible for any liability or obligation of any nature, or claims of such liability or obligation, matured or unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown, whether arising out of acts or occurrences prior to, at or after the date hereof. Without limiting the generality of the foregoing, Sellers shall remain liable for (i) all liabilities and obligations to Sellers' personnel with respect to payroll, overtime, accrued vacation time, holiday time, severance arrangements or workers' compensation of any nature which are accrued but unpaid as of the Closing Date, (ii) any liability or obligation of Sellers for federal, state, or local income, franchise, property, sales, or use, or recapture taxes, assessments and penalties, whether arising out of the transactions contemplated by this Agreement or otherwise, (iii) any liability or obligation resulting from violations of any applicable laws or regulations by Sellers prior to the Closing Date or infringement of third-party rights or interests or (iv) any trade payables incurred prior to the Closing Date (the "Retained Liabilities").

      1.2 WARRANTS. In addition to the Assets and the Option Licenses, in exchange for the non-competition covenant set forth in Section 5.2 hereof, Sellers shall issue to each of Gregg Levin and Mark McGowan at the Closing (as defined below), warrants or options to purchase an aggregate of 5,000 shares of Common Stock of UOL Publishing, Inc. ("UOL"). Such warrants or options shall (i) be exercisable for a period of two years, (ii) have an exercise price equal to the closing price of UOL's Common Stock as reported by The Nasdaq Stock Market on the Closing Date (as defined below) of this Agreement and (iii) be substantially in the form of Exhibit A attached hereto and made a part hereof (the "Warrants").

      1.3 PURCHASE PRICE. In consideration of the sale and transfer of the Assets and the Option Licenses, Buyer will pay the following purchase price (the "Purchase Price"):

                  (a) One Hundred Thousand Dollars ($100,000) by wire transfer to UOL's account at the execution of this Agreement in the form of a deposit (the "Deposit") to be refunded in accordance with Section 1.7 of this Agreement upon termination of this Agreement pursuant to Section 8 of this Agreement. UOL's account information for purposes of the wire transfer is as follows:

                        Account Number:  UOL Publishing, Inc.
                        Bank Name:       First Union National Bank of Virginia
                        ABA #:           0541400549
                        Account #:       2050000112713


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                  (b) One Million Four Hundred Thousand Dollars ($1,400,000)
pursuant to a subordinated promissory note to be executed at Closing bearing simple interest at the rate of seven percent (7%) per annum, with such note to be in the form of Exhibit B attached hereto and made a part hereof (the "Note"). The term of the Note shall be no longer than 18 months and will be payable in quarterly installments of interest and amounts of principal as agreed to by Buyer and Sellers at or prior to the Closing Date.

      1.4 SECURITY. The amounts due under the Note including principal, interest, penalties and expenses if any and all renewals, modifications and extensions thereof (collectively, the "Obligations"), are and shall continue to be secured as follows: Buyer hereby grants, assigns and pledges to Sellers a purchase money security interest in all Assets, together with proceeds thereof (the "Collateral"). As of the Closing Date, Buyer will have all necessary right, power and authority to grant to Sellers a valid and enforceable purchase money security interest in the Collateral. Except as provided in the penultimate sentence of this Section 1.4, without the prior written consent of Sellers, which consent shall not unreasonably be withheld, Buyer will not, and will not permit any subsidiary to, create or incur, or suffer to be incurred or to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind ("Lien") on the Collateral. Until the Note is paid in full, (i) upon 10 days prior written notice, Buyer shall grant to the Sellers access to all pertinent and relevant corporate records, financial statements, agreements and contracts and any additional information as Sellers may reasonably request concerning the Buyer in order to enable Sellers to determine the Buyers financial capacity to repay the Note and (ii) without the prior written consent of Sellers, which consent shall not unreasonably be withheld, Buyer will not merge or consolidate with any other person or sell, exchange, lease, negotiate, pledge, assign or otherwise dispose of the Collateral outside of the ordinary course of business. In the event that Buyer fails to meet a payment on the Note, Sellers shall have all the rights and remedies of a secured party under the Uniform Commercial Code and shall be entitled to immediately exercise all remedies possessed by Sellers hereunder. Notwithstanding any other provision of this Section 1.4, the security interest in the Collateral granted by Buyer to Sellers shall be subordinate to any Lien on the Collateral granted by Buyer to a commercial or institutional lender in connection with loans made by any such lender to Buyer. Upon the request of Buyer, Sellers shall take such action as may be required to confirm its subordinate Lien as to the Collateral, including the filing of releases, amended financing statements or any other documents reasonably required in connection with any such commercial subordination.

      1.5 FURTHER COOPERATION. From time to time after the Closing Date, without further consideration, the parties will execute and deliver such other instruments of conveyance and transfer and take such other action as the other reasonably may request to give effect to the acquisition contemplated by this Agreement. Each of the parties will furnish the other with such information and documents in its possession or under its control or which it can execute or cause to be executed as will enable the other to prosecute any and all pending claims, applications and the like hereunder.

      1.6 ALLOCATION OF CONSIDERATION. Buyer and Sellers hereby agree to allocate the Purchase Price in accordance with an allocation schedule to be mutually agreed to by Buyer and Sellers as of the Closing Date. Such allocation schedule shall be prepared in accordance with section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties will each

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report the federal, state and local and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with the allocation schedule.

      1.7 REFUND OF DEPOSIT. In the event of termination pursuant to Section 8(a),(b) or (c) hereof, Sellers shall refund the Deposit within 10 calendar days after termination by issuing to Gregg Levin, or his designees, in the sole discretion of Buyer, (i) an aggregate of $100,000 of the Common Stock of Guarantor based upon the closing price of the Common Stock as reported by The Nasdaq Stock Market on the date of termination or (ii) if Buyer introduces Sellers to a purchaser willing to purchase the Business at a purchase price equal to or more than the Purchase Price hereunder, the right to receive an aggregate of 6.7% of the proceeds of any subsequent sale of the Business to such purchaser. If Buyer elects to receive the Common Stock, such Common Stock will have full piggyback registration rights on commercially reasonable terms. In the event of termination pursuant to Section 8.1(d) hereof, Sellers shall refund the Deposit within 10 calendar days after termination by wire transfer of immediately available funds to an account designated by Buyer.

                                    SECTION 2
                                     CLOSING

      The transfer of Assets and payment of the Purchase Price referred to in
Section 1 hereof (the "Closing") will take place at 10:00 a.m. at the offices of Buyer's counsel at 1201 New York Avenue, Suite 1000, Washington, DC, on June 30, 1999 or at such other time and date as Sellers and Buyer may in writing designate or such exchange actually occurs (the "Closing Date"). Buyer shall deliver to Sellers on or prior to June 15, 1999 a notice indicating that Buyer has received commitments for sufficient financing in order to proceed with the Closing of this Agreement. If Buyer does not deliver such notice, Seller shall have the right to terminate this Agreement in accordance with Section 8 hereof.

                                    SECTION 3
                    SELLERS'S REPRESENTATIONS AND WARRANTIES

      Sellers, jointly and severally, represent and warrant to Buyer that the statements contained in this Section 3 are correct as of the date of this Agreement, except as otherwise set forth in the schedules attached hereto, each of which shall survive closing for a period of two (2) years and may be relied upon by prospective investors and lenders of Buyer.

      3.1 AUTHORIZATION, ETC. Each of the Sellers has the corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Sellers of this Agreement, and the consummation of the transactions contemplated hereby, have been, duly authorized by all requisite corporate action of Sellers. Each of the Sellers has duly executed and delivered this Agreement. This Agreement is the legal, valid and binding obligation of Sellers, enforceable against them in accordance with its terms.

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      3.2   CORPORATE STATUS.

                  (a) Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full corporate power and authority to carry on its business (including the Business) and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

                  (b) Each of the Sellers is duly qualified or licensed to do business and is in good standing in each of the jurisdictions specified in
Schedule 3.2(b), which are the only jurisdictions in which the operation of the Business or the character of the properties owned, leased or operated by it in connection with the Business makes such qualification or licensing necessary.

                  (c) Each of the Sellers has delivered to the Buyer complete and correct copies of its certificate of incorporation and bylaws or other organizational documents, in each case, as amended and in effect on the date hereof. Each of the Sellers is not in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational documents.

      3.3 NO CONFLICTS, ETC. The execution, delivery and performance by Sellers of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both) (i) any applicable provisions of all constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any governmental authority ("Applicable Law") applicable to Sellers or any affiliate of Sellers hereof or any of the properties or assets of Sellers (including but not limited to the Assets), (ii) the certificate of incorporation or bylaws or other organizational documents of Sellers or (iii) any Contract (as defined in Section 3.10) or other contract, agreement or other instrument to which Sellers or any affiliate thereof is a party or by which Sellers or any of their properties or assets, including but not limited to the Assets, may be bound or affected. No consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental authority or other entity ("Consent") is required to be obtained or made by Sellers in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated hereby.

      3.4 STATEMENT OF ASSETS AND LIABILITIES. Schedule 3.4 sets forth Sellers' statement of assets and liabilities with respect to the Business and the Assets.

      3.5 ABSENCE OF UNDISCLOSED LIABILITIES. To the Sellers' knowledge, Sellers do not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, arising out of or relating to the Business, except as set forth in Schedule 3.4.

      3.6 TAXES. All taxes, including without limitation, income, property, sales, use, franchise, added value, withholding, and social security taxes, imposed by the United States, any state, municipality, other local government or other subdivision or instrumentality of the United

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States, or any foreign country or any state or other government thereof, or any other taxing authority, that are due or payable by Sellers with respect to the Business, and all interest and penalties thereon, whether disputed or not, and which would result in the imposition of a lien, claim or encumbrance on the Assets or against Buyer, other than taxes which are not yet due and payable, have been paid in full, or are being contested in good faith, and all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by Sellers with respect to employees' withholding taxes have been duly made. None of the Sellers is delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposits which would result in the imposition of a lien, claim or encumbrance on the Assets or against Buyer, and none of the Sellers have a tax deficiency or claim outstanding or assessed or, to Seller's knowledge proposed against them, and there is no basis for any such deficiency or claim, which would result in the imposition of any lien, claim or encumbrances on the Assets or against Buyer.

      3.7 ABSENCE OF CHANGES. Except as set forth in Schedule 3.7, since ________, 1999, each of the Sellers have conducted the Business only in the ordinary course consistent with prior practice and has not, on behalf of, in connection with or relating to the Business or the Assets:

                  (a) incurred any obligation or liability, except current liabilities for trade or business obligations incurred in the ordinary course of business consistent with prior practice, none of which liabilities, in any case or in the aggregate, could have a material adverse effect on the operations or liabilities of the Business;

                  (b) pledged or subjected to pledge, security interest, encumbrance, lease, license, or other restrictions or limitations of any nature whatsoever ("Liens"), any property, business or assets, tangible or intangible, held in connection with the Business;

                  (c) sold, transferred, leased to others or otherwise disposed of any of the Assets, except for inventory sold in the ordinary course of business, or cancelled or compromised any debt or claim, or waived or released any right of substantial value;

                  (d) received any notice of termination of any contract, or other agreement which, in any case or in the aggregate, would have a material adverse effect on the Business; or

                  (e) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Owned Intellectual Property (as defined in Section 3.15), or modified any existing rights with respect thereto.

      3.8 LITIGATION. There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of Sellers, threatened against or relating to Sellers in connection with the Assets or the Business or against or relating to the transactions contemplated by this Agreement, and Sellers do not know or have reason to be aware of any basis for the same.

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      3.9 COMPLIANCE WITH LAWS. Each of the Sellers has complied in all material respects with all applicable provisions of all constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any governmental authority ("Applicable Laws") applicable to the Business or the Assets, and none of the Sellers has received any notice alleging any such conflict, violation, breach or default. To the knowledge of Sellers, there are no proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to the business, operations or properties of the Business and which might adversely affect the properties, assets, liabilities, operations or prospects of the Business, either before or after the Closing Date.

      3.10 ASSETS. Sellers have good title to all the Assets free and clear of any Lien. To the Sellers' knowledge, The Assets comprise all assets and services required for the continued conduct of the Business by the Buyer as now being conducted. The Assets, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the Business during the past twelve months. Except for the Excluded Assets, there are no assets or properties used in the operation of the Business and owned by any natural person, firm, partnership, association, corporation, company, trust, business trust, government authority or other entity ("Person") other than Sellers that will not be leased or licensed to Buyer under valid, current leases or license arrangements. The Assets are in all material respects adequate for the purposes for which the Assets are currently used or are held for use, and are in reasonably good operating condition and, to the knowledge of Sellers, there are no facts or conditions affecting the Assets which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use.

      3.11 CONTRACTS. Schedule 3.11. contains a complete and correct list of all material agreements, contracts, commitments and other instruments and arrangements (whether written or oral) (x) by which any of the Assets are bound or affected or (y) to which Sellers are a party or by which they are bound in connection with the Business or the Assets (the "Contracts"). Sellers have delivered to the Buyer complete and correct copies of all written Contracts, together with all amendments thereto, and accurate descriptions of all material terms of all oral Contracts, set forth or required to be set forth in Schedule
3.11. All Contracts are in full force and effect and enforceable against each party thereto. There does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default hereunder on the part of Sellers or, to the best knowledge of Sellers, any other party thereto. Except as set forth in
Schedule 3.11, no consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of any Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement.

      3.12 INVENTORIES. All inventories are of good, usable and merchantable quality in all material respects.

      3.13 CUSTOMERS. To Sellers' best knowledge, Sellers have not received any notice that any significant customer of Sellers (i) has ceased, or will cease, to use the products, goods or services of the Business, (ii) has substantially reduced or will substantially reduce, the use of

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products, goods or services of the Business or (iii) has sought, or is seeking, to reduce the price it will pay for products, goods or services of the Business, including in each case after the consummation of the transactions contemplated hereby. To the best knowledge of Sellers, no customer of the Business has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by the Agreement.

      3.14  INTELLECTUAL PROPERTY.

                  (a) Title. Schedule 3.14(a) contains a complete and correct list of all Intellectual Property (as defined below) that is owned by Sellers and primarily related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the Business (the "Owned Intellectual Property"). Sellers own or have the exclusive right to use pursuant to license, sublicense, agreement or permission all Owned Intellectual Property, free from any Liens and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. To the Sellers' knowledge, the Owned Intellectual Property comprise all of the Intellectual Property necessary for the Buyer to conduct and operate the Business as now being conducted by Sellers.

                  (b) Transfer. Immediately after the Closing, Buyer will own all of the Owned Intellectual Property and, except with respect to the Note, will have a right to use the Owned Intellectual Property, free from any Liens and on the same terms and conditions as in effect prior to the Closing.

                  (c) No Infringement. The conduct of the Business does not infringe or otherwise conflict with any rights of any Person in respect of any Owned Intellectual Property. To the knowledge of Sellers after due inquiry, none of the Owned Intellectual Property is being infringed or otherwise used or available for use, by any other Person.

                  (d) Licensing Arrangements. Schedule 3.14(d) sets forth all material agreements, arrangements or laws (i) pursuant to which Sellers have licensed Owned Intellectual Property to, or the use of Owned Intellectual Property is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other Person and (ii) pursuant to which Sellers have had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property (through non-assertion, settlement or similar agreements or otherwise). All of the agreements or arrangements set forth on
Schedule 3.14(d) (x) are in full force and effect in accordance with their terms and no default exists thereunder by Sellers, or to the knowledge of Sellers after due inquiry, by any other party thereto, (y) are free and clear of all Liens, and (z) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement. Each of the Sellers has delivered to Buyer true and complete copies of all licenses and arrangements (including amendments) set forth on Schedule 3.14(d).

                  (e) No Intellectual Property Litigation. No claim or demand of any Person has been made nor is there any proceeding that is pending, or to the knowledge of Sellers after due inquiry, threatened, nor is there a reasonable basis therefor, which (i) challenges the rights of Sellers in respect of any Owned Intellectual Property, (ii) asserts that any of the Sellers

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is infringing or otherwise in conflict with, or is, except as set forth in
Schedule 3.14(d), required to pay any royalty, license fee, charge or other amount with regard to, any Owned Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement listed on Schedule 3.14(d). None of the Owned Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of Sellers.

                  (f) Due Registration, Etc. The Owned Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or such other filing offices, domestic or foreign, and Sellers have taken such other actions, to ensure full protection under any applicable laws or regulations, and such registrations, filings, issuances and other actions remain in full force and effect, in each case to the extent material to the Business.

                  (g) Use of Name and Mark. To the Sellers' knowledge, there are, and immediately after the Closing will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any governmental authority on the Buyer's right to use the name and mark "KnowledgeWorks" and "CourseFactory" in the conduct of the Business as presently carried on by Sellers.

                  For purposes of this Agreement "Intellectual Property" shall mean any and all United States and foreign: (a) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing a determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration there-of; (c) copyrights (including software) and registrations thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) mask work and other semiconductor chip rights and registrations thereof; (f) intellectual property rights similar to any of the foregoing; and (g) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

      3.15 INSURANCE. Schedule 3.15 contains a complete and correct list and summary description of all insurance policies maintained by Sellers for the benefit of or in connection with the Assets or the Business. Sellers have delivered to the Buyer complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due hereon have been paid. Sellers have complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is adequate and customary for the Business.
Schedule 3.15 sets out all claims made by Sellers under any policy of insurance during the past two years with respect to the Business and in the opinion of Sellers reasonably formed and held, there is no basis on which a claim should or could be made under any such policy with respect to it.

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      3.16 ENVIRONMENTAL MATTERS. Sellers and their respective affiliates have complied and are in compliance in all material respects with all Applicable Laws relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, release, threatened release or transportation of any hazardous substances pertaining to the Business. None of the Sellers nor any of their affiliates has caused or taken any action that has resulted or may result in, or has been or is subject to, any liability or obligation relating to (i) the environmental conditions on, under, or about any real property, the Assets or other properties or assets owned, leased or used by Sellers held for use in connection with, necessary for the conduct of, or otherwise material to, the Business, or (ii) the past or present use, management, handling, transport, treatment, generation, storage or release of any hazardous substances, except for any such liabilities and obligations that, individually and in the aggregate, are not material to the Business and have not had or resulted in, and will not have or result in, a Material Adverse Effect.

      3.17 EMPLOYEES, LABOR MATTERS, ETC. None of the Sellers is a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed in the operation of the Business. There has not occurred or, to the best knowledge of Sellers after due inquiry, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees employed in the operation of the Business. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the best knowledge of Sellers after due inquiry, threatened with respect to any employee employed in the operation of the Business. Sellers have complied with all provisions of Applicable Law pertaining to the employment of employees, including, without limitation, all Applicable Laws relating to labor relations, equal employment, fair employment practices, entitlements, prohibited discrimination or other similar employment practices or acts, except for any failure so to comply that, individually or together with all such other failures, has not and will not result in a material liability or obligation on the part of Buyer or the Business, and has not had or resulted in, and will not have or result in, a Material Adverse Effect.

      3.18 EMPLOYEE BENEFIT PLANS AND RELATED MATTERS. The Sellers do not have any employee benefit plan, as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or former employee employed or formerly employed in the operation of the Business or the beneficiaries or dependents of any such employee or former employee (such employees, former employees, beneficiaries and dependents collectively, the "Employees") or under which any Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by Sellers or any other trade or business, whether or not incorporated, which, together with Sellers is or would have been at any date of determination occurring within the preceding six years treated as a single employer under section 414 of the Code (such other trades and businesses collectively, the

"Related Persons"), or to which Sellers or any Related Person contributes or is or has been obligated or required to contribute or with respect to which Sellers or the Business may have any liability or obligation.

            3.19 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement, and the transactions contemplated hereby, have been carried on without the participation of any Person acting on behalf of Sellers or their respective Affiliates in such manner as to give rise to any valid claim against Buyer or any of its subsidiaries for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or sales representative of or consultant to Sellers or their respective affiliates upon consummation of the transactions contemplated hereby or thereby.

      3.20  YEAR 2000.

                  (a) Sellers hereby represent and warrant to Buyer that no action by the Sellers have caused the hardware, software, and embedded microcontrollers in non-computer equipment (the "Computer Systems") used by Sellers in the Business not to be Year 2000 compliant. Sellers further represents and warrants that it has received absolute certification from the critical service providers it relies upon that their delivery of services and products to Sellers with respect to the Business will not be disrupted by Year 2000 issues.

                  (b) For purposes of this provision, Year 2000 compliant shall mean that the Computer Systems meet each of the following criteria:

                  (1) the functions, calculations, and other computing processes of the Computer Systems (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the date data input to the Computer Systems, whether before, on, during or after January 1, 2000 and whether or not the date data is affected by leap years;

                  (2) the Computer Systems accept, calculate, compare, sort, extract, sequence, and otherwise process date data, and return and display date data, in a consistent manner regardless of the dates used in such date data, whether before, on, during or after January 1, 2000;

                  (3) the Computer Systems will function without interruptions caused by the date in time on which the Processes are actually performed or by the date data input to the Computer Systems, whether before, on, during or after January 1, 2000;

                  (4) the Computer Systems accept and respond to two-digit year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and appropriate manner;

                  (5) the Computer Systems store and display date data in ways that are unambiguous as to the determination of the century, and

                  (6) no date data will cause the Computer Systems to perform an abnormally ending routine or function within the Processes or generate incorrect values or invalid results.

      3.21 DISCLOSURE. No representation or warranty by Sellers contained in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of Sellers to Buyer or its representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading.

                                    SECTION 4
                     BUYER'S REPRESENTATIONS AND WARRANTIES

                  Buyer represents and warrants to Sellers that the statements contained in this Section 4 are correct as of the date of this Agreement, except as otherwise set forth in the schedules attached hereto.

      4.1 CORPORATE STATUS; AUTHORIZATION, ETC. Buyer is a limited liability company duly organized, validly existing and in good standing, under the laws of the jurisdiction of its incorporation with full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been, duly authorized by all requisite corporate action of Buyer. Buyer has duly executed and delivered this Agreement. This Agreement is a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms.

      4.2 NO CONFLICTS, ETC. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a violation of or under (with or without the giving of notice or the lapse of time, or both) (i) the Articles of Organization or Operating Agreement or other organizational documents of Buyer,
(ii) any Applicable Law applicable to Buyer or any of its properties or assets or (iii) any contract, agreement or other instrument applicable to Buyer or any of its properties or assets, except, in the case of clause (iii), for violations and defaults that, individually and in the aggregate, have not and will not materially impair the ability of Buyer to perform its obligations under this Agreement. No Consent is required to be obtained or made by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      4.3 LITIGATION. There is no action, claim, suit or proceeding pending, or to Buyer's knowledge threatened, by or against or affecting Buyer in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

      4.4 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of Buyer in such manner as to give rise to any valid claim against Sellers for any brokerage or finder's commission, fee or similar compensation.

                                    SECTION 5
                              ADDITIONAL AGREEMENTS

      5.1   SELLERS NON-COMPETITION.

                  (a) Until the end of the four (4) year period following the Closing Date, Sellers shall not, and to the extent it is within Sellers' control shall cause their affiliates not to, for any reason whatsoever, directly or indirectly, for itself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation, business or other entity of whatever nature:

                        (i) engage, as a shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in competition with the selling of downloadable, print based course and related print-based training materials for use by individuals or entities as either self-paced or instructor led course or related print-based training material (the "Sellers Restricted Business");

                        (ii) call upon any person who is, at that time, an employee of Buyer for the purpose or with the intent of enticing such employee away from or out of the employ of Buyer or the Company; or

                        (iii) market, promote or sell to any of the Sellers' past, current or potential customers any of the business services described in or which are consistent with Sellers Restricted Business.

                  (b) Damages. Because of the difficulty of measuring economic losses to Buyer as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Buyer for which it would have no other adequate remedy, Sellers agrees that the foregoing covenant may be enforced by Buyer in the event of breach by Sellers, by injunctions and restraining orders.

                  (c) Reasonable Restraint. Buyer and Sellers agree that the foregoing covenants in this Section 5.1 impose a reasonable restraint on Sellers in light of the activities and business of Buyer on the date of the execution of this Agreement and the current plans of Buyer; but it is also the intent of Buyer and Sellers that such covenants be construed and enforced in accordance with the changing activities and business of Buyer throughout the term of this covenant.

                   (d) Severability; Reformation. The covenants in this Section
5.1 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the Buyer and Sellers that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

                  (e) Independent Covenant. All of the covenants in this Section
5.1 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Sellers against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of such covenants. It is specifically agreed that the period of noncompetition stated at Section 5.1(a), during which the agreements and covenants of Sellers made in this Section 5.1 shall be effective, shall be computed by excluding from such computation any time during which any Seller is found by a court of competent jurisdiction to have been in violation of any provision of this Section 5.1. The covenants contained in Section 5.1 shall not be affected by any breach of any other provision hereof by either party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

                  (f) Materiality. Sellers hereby agree that the covenants set forth in this Section 5.1 are a material and substantial part of the transactions contemplated by this Agreement.

      5.2   BUYERS NON-COMPETITION.

                  (a) Provided that Seller shall be actively involved in selling online training and education, until the end of the two (2) year period following the Closing Date, without the prior written consent of the Sellers, Buyer shall not, and shall cause its affiliates not to, for any reason whatsoever, directly or indirectly, for itself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation, business or other entity of whatever nature engage, as a shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an independent contractor, consultant or advisor, or as a sales representative, in any business selling online training and education in competition with Sellers' business as currently marketed and conducted as of the date of this agreement, other than the Sellers Restricted Business;

                  (b) Damages. Because of the difficulty of measuring economic losses to Sellers as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Sellers for which it would have no other adequate remedy, Buyer agrees that the foregoing covenant may be enforced by Sellers in the event of breach by Buyer , by injunctions and restraining orders.

                  (c) Reasonable Restraint. Buyer and Sellers agree that the foregoing covenants in this Section 5.2 impose a reasonable restraint on Buyer in light of the activities and business of Sellers on the date of the execution of this Agreement and the current plans of Sellers; but it is also the intent of Buyer and Sellers that such covenants be construed and enforced in accordance with the changing activities and business of Sellers throughout the term of this covenant.

                   (d) Severability; Reformation. The covenants in this Section
5.2 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the Buyer and Sellers that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

                  (e) Independent Covenant. All of the covenants in this Section
5.2 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Sellers against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Sellers of such covenants. It is specifically agreed that the period of noncompetition stated at Section 5.2(a), during which the agreements and covenants of Sellers made in this Section 5.2 shall be effective, shall be computed by excluding from such computation any time during which such Sellers is found by a court of competent jurisdiction to have been in violation of any provision of this Section 5.2. The covenants contained in Section 5.2 shall not be affected by any breach of any other provision hereof by either party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

                  (f) Materiality. Buyer hereby agrees that the covenants set forth in this Section 5.2 are a material and substantial part of the transactions contemplated by this Agreement.

      5.3 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Sellers will not disclose the customer names, addresses and/or any other confidential information relating to the Business to any person, firm, corporation, association or other entity for any purpose or reason whatsoever for five years after the Closing Date, except to authorized representatives of Buyer; provided, however, that Sellers may disclose the information in response to any legally enforceable summons or subpoena or in order to comply with any order, law, ruling or regulation applicable to Sellers. If Sellers become legally compelled to disclose such confidential information, Sellers will provide Buyer with prompt notice of such requirement so that Buyer may seek a protective order or other appropriate remedy.

      5.4 NO SOLICITATION. In consideration of the substantial expenses which Buyer will incur in pursuing the due diligence process, provided that this Agreement has not been terminated pursuant to Section 7, until closing, Sellers, their officers, directors, employees, agents and representatives shall not sell, offer or agree to sell or conduct any negotiation to sell any or all of the Assets to any other person or entity other than Buyer, other than sales in the normal course of the Business, or provide any information to any other person or entity for any purpose inconsistent with this Agreement, or fail to negotiate in good faith.

      5.5 FEES AND EXPENSES. Whether or not the transactions herein contemplated are consummated, (i) Sellers will pay the fees, expenses and disbursements of Sellers and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto, and (ii) Buyer will pay the fees, expenses and disbursements of Buyer and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto.

      5.6 PRESS RELEASES. Neither party will disclose to any third party or issue any press release or otherwise publicize the terms of the Agreement without the consent or approval of the other party; however, each party may make such public disclosure that it believes in good faith to be required by any law.

      5.7 CUSTOMER LETTERS. Immediately after the Closing, Buyer and Sellers will jointly prepare a letter to be sent by Buyer, at Buyer's expense, informing the customers whose contracts have been sold and transferred pursuant to this Agreement, of such sale under this Agreement. Buyer agrees not to disclose the transactions contemplated by this Agreement to any customers without the consent of the Sellers.

      5.8 SALES, TRANSFER AND DOCUMENTARY TAXES, ETC. All federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Assets in accordance herewith will be paid by the party against whom they are imposed by law. All real and personal property taxes shall be prorated through the Closing Date, with Sellers responsible for the portion of such taxes through Closing Date and Buyer responsible for the share of such taxes for the period after the Closing Date.

      5.9 ACCOUNTS RECEIVABLE. Sellers shall be responsible for all trade payables related to the Contracts including those related to the Business for periods prior to Closing. Sellers shall be entitled to all accounts receivable for all work or work in progress performed prior to Closing and the parties shall cooperate to report to each other relating to any such payments or obligations. Following the Closing Date, Buyer shall forward to Sellers any payments received by Buyer that Sellers are entitled to pursuant to the terms of this Agreement (including in respect of accounts receivable existing as of the Closing) and Sellers shall forward to Buyer any payments received by Sellers that Buyer is entitled to pursuant to the terms of this Agreement, in each case within one week of receipt of any such payment by Buyer or Sellers, as the case may be. Buyer shall promptly deliver to Sellers any mail or other communications received by Buyer relating to assets not sold to Buyer and to retained liabilities and Sellers shall promptly deliver to Buyer any mail or other communications received by Sellers relating to the Assets or the Assumed Liabilities.

      5.10 CORPORATE NAME. At Closing, Sellers shall assign to Buyer all of its right, title and interest to the corporate and trade names associated with "KnowledgeWorks" and any variations thereof and trade or service marks relating thereto and will promptly discontinue use of such names and marks after the Closing Date and cause all public records to be amended to reflect the proper ownership of such names and marks. In addition, Sellers hereby agree to forego any rights, title and interest to the corporate and trade names associated with "CourseFactory" and any variations thereof and trade or service marks relating thereto.

      5.11 ACCESS AND INFORMATION. So long as this Agreement remains in effect, Sellers will give Buyer, the Buyer's prospective lenders and investors, and their respective accountants, counsel, consultants, employees and agents, full access during normal business hours to, and furnish them with all documents, records, work papers and information with respect to, all of such person's properties, assets, books, contracts, commitments, reports and records relating to the Business, as Buyer shall from time to time reasonably request. In addition, Sellers will permit Buyer, Buyer's prospective lenders and investors, and their respective accountants, counsel, consultants, employees and agents, reasonable access to such personnel of Sellers during normal business hours as may be necessary or useful to Buyer in its review of the properties, assets and business affairs of the Business and the above-mentioned documents, records and information.

      5.12 TRANSFERRED EMPLOYEES. Effective as of the Closing Date, Buyer shall offer employment to certain employees of Sellers to be named prior to the Closing Date on terms acceptable to Buyer. Those employees who accept such offers of employment effective as of the Closing Date shall be referred to herein as the "Transferred Employees." The Sellers shall remain liable in respect of the Transferred Employees for any liabilities, accrued but unpaid salaries, wages, vacation and sick pay and incentive compensation accruing prior to the Closing Date. Sellers shall also remain responsible for payment of any and all retention, change in control or other similar compensation or benefits which are or may become payable in connection with the consummation of the transactions contemplated by this Agreement.

      5.13 ACCESS TO E-COMMERCE APPLICATION. Buyer shall have the right, at Buyer's expense, prior to the Closing Date, to access the e-commerce application purchased pursuant to this Agreement.

                                    SECTION 6
                                TRANSITION PERIOD

      For a period beginning on the Closing Date of this Agreement and ending no more than ninety (90) days subsequent to the Closing Date (the "Transition Period"), Sellers shall assist Buyer in the transition of the Business, including accounting and administrative and other support of a nature as previously rendered by Sellers to the Business as reasonably requested by Buyer and at Seller's sole expense. Sellers shall also provide a reasonable amount of technical support services during the Transition Period to ensure that the Netscape Merchant System operates in a manner consistent with its operation prior to the Closing Date. During the Transition Period, Sellers will also provide all necessary equipment to Buyer at no cost to operate the Business consistent with past practice. Subsequent to the Transition Period, Sellers will make such equipment available upon mutually acceptable terms.

                                    SECTION 7
                       CONDITIONS PRECEDENT TO OBLIGATIONS

      7.1 CONDITIONS TO OBLIGATIONS OF BUYER. Each and every obligation of Buyer to be performed at or after the Closing shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by Buyer):

                  (a) Representations and Warranties. Seller's representations and warranties set forth in Section 3.1 of this Agreement shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made as of such date and time.

                  (b) Performance of Agreement. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Sellers at or prior to the Closing Date shall have been performed and complied with in all material respects at or prior to the Closing Date.

                  (c) No Material Adverse Change. There shall have been no material adverse change in the financial condition, business or properties of Sellers which materially adversely affects the conduct of the Business as presently being conducted or the condition or business prospects, financial or otherwise, of the Business.

                  (d) Absence of Governmental or Other Objection. There shall be no pending or overtly threatened lawsuit challenging the transaction by any body or agency of the federal, state or local government or by any third party, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Closing Date.

                  (e) Due Diligence Review. Buyer shall be fully satisfied in its sole and absolute discretion with the results of its final due diligence review of the Business.

                  (f) Employment Agreements. The Transferred Employees shall have executed and delivered employment agreements in the form acceptable to the Buyer and such employees.

                  (g) Certificate of President. Sellers shall have delivered to Buyer at the Closing a certificate executed by its President, dated the date of the Closing, to the effect that the conditions set forth in subsections (a)-(c) of this Section 7.1, have been satisfied.

                  (h) Approval of Documentation. The form and substance of all certificates, instruments and other documents delivered or to be delivered to Buyer under this Agreement shall be reasonably satisfactory to Buyer and its counsel in all reasonable respects.

                  (i) Financing. Buyer shall have received adequate financing on terms satisfactory to Buyer in its sole discretion.

      7.2 CONDITIONS TO OBLIGATIONS OF SELLERS. Each and every obligation of Sellers to be performed at or after the Closing Date shall be subject to the satisfaction as of or before such time of the following conditions (unless waived in writing by Sellers):

                  (a) Representations and Warranties. Buyer's representations and warranties set forth in Section 4 of this Agreement shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made as of such time and date.

                  (b) Performance of Agreement. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Buyer at or prior to the Closing Date shall have been performed and complied with in all material respects at or prior to the Closing Date.

                  (c) Absence of Governmental or Other Objection. There shall be no pending or overtly threatened lawsuit challenging the transaction by any body or agency of the federal, state or local government or by any third party, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Closing Date.

                  (d) Certificates. Buyer shall have delivered to Sellers at the Closing a certificate, dated the date of the Closing, executed by its President, to the effect that the conditions set forth in subsections (a) and (b) of this
Section 7.2 have been satisfied.

                  (e) Approval of Documentation. The form and substance of all certificates, instruments and other documents delivered or to be delivered to Sellers under this Agreement shall be reasonably satisfactory to Sellers and Seller's general counsel in all reasonable respects.

                  (f) Absence of Governmental or Other Objection. There shall be no pending or overtly threatened lawsuit challenging the transaction by any body or agency of the federal, state or local government or by any third party, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Closing Date.

                                    SECTION 8
                                   TERMINATION

      8.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                  (a)   by the written agreement of the Buyer and Sellers;

                  (b)   by Seller in accordance with Section 2 hereof;

                  (c) by either Sellers or the Buyer by written notice to the other party if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. on June 30, 1999, unless such date shall be extended by the mutual written consent of Sellers and Buyer;

                  (d) by Buyer by written notice to Sellers if (i) the representations and warranties of Sellers shall not have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date when made or (ii) if any of the conditions set forth in Section 7.1 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. on June 30, 1999, unless such failure shall be due to the failure of the Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

                   (e) by Sellers by written notice to the Buyer if (i) the representations and warranties of the Buyer shall not have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date when made or (ii) if any of the conditions set forth in Section 7.2 shall not have been, or if becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. on June 30, 1999, unless such failure shall be due to the failure of Sellers to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

      8.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to the provisions of Section 8.1, this Agreement shall become void and have no effect, without any liability to Buyer and Sellers in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or affiliates, except (i) with respect to the refund of the deposit set forth in Section 1.7, (ii) as specified in
Section 5.2, Section 5.3 and Section 5.4 and (iii) for any liability resulting from such party's breach of this Agreement.

                                    SECTION 9
                             INDEMNIFICATION;DEFAULT

      9.1 INDEMNITY BY SELLERS. Sellers will indemnify, defend and hold harmless Buyer, its successors and assigns and their respective officers, directors, employees, stockholders and agents (collectively, the "Buyer Indemnified Persons") against all material claims, losses, liabilities, damages, deficiencies, costs and expenses, including without limitation, reasonable attorneys', accountants' and expert witness' fees, costs and expenses of investigation, and the costs and expenses of enforcing this indemnification (hereinafter individually a "Loss" and collectively "Losses") incurred by any such Buyer Indemnified Person arising out of or related to (i) any Retained Liability, (ii) any and all taxes of Sellers and affiliates of Sellers not relating to the Business or (iii) any breach by Sellers of a representation or warranty set forth in Section 3, or nonfulfillment of any agreement or covenant to be performed by Sellers under this Agreement or in any writing delivered pursuant to the provisions of this Agreement or out of or relating to the obligations of Sellers, arising prior to the Closing Date. The obligations of indemnity of Sellers under this Section 9.1 will not exceed the amount of the Purchase Price, excluding interest thereon, actually received by Sellers.

      9.2 INDEMNITY BY BUYER. Buyer covenants and agrees that it will indemnify and hold harmless Sellers, its successors and assigns and their respective officers, directors, employees, stockholders and agents (collectively the "Sellers Indemnified Persons"), after the Closing, against any and all Losses arising out of or related to any breach by Buyer of a representation or warranty set forth in Section 4, or nonfulfillment of any agreement or covenant to be performed by Buyer under this Agreement or in any writing delivered pursuant to the provisions of this Agreement and out of or relating to the obligations and Contracts assumed hereunder.

      9.3 DEFAULT. In the event that any party (the "Defaulting Party") defaults in his or its obligations under this Agreement and, as a result thereof, the other party (the "Non-Defaulting Party") is successful in legally enforcing its rights hereunder against the Defaulting Party, then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, including specific performance, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.

                                   SECTION 10
                                     GENERAL

      10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in this Agreement or other attachments hereto delivered pursuant to the provisions of this Agreement will survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties in accordance with the terms of this Agreement and shall continue in full force and effect thereafter for a period of two (2) years following the Closing Date.

      10.2 ASSIGNMENT. This Agreement may not be assigned (including by operation of law) without the prior written consent of the other parties, which consent will not be unreasonably withheld; provided, however, any party may assign its rights, but may not delegate its duties or obligations hereunder, to its affiliates or a purchaser by merger or otherwise of all of substantially all of its business.

      10.3 ARBITRATION. Any controversy or claim arising out of or related to this Agreement, or any transactions contemplated herein, that cannot be amicably resolved, including, without limitation, whether such controversy or claim is subject to arbitration, will be resolved by binding arbitration held in McLean, Virginia, in accordance with the commercial arbitration rules of the American Arbitration Association, subject to this Section. Arbitration proceedings will be conducted by a panel of three persons selected as follows. The party initiating arbitration will select one arbitrator listed and qualified with the American Arbitration Association ("Qualified

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Arbitrator") and the other party will select a second Qualified Arbitrator, both within 10 days of any written notice to arbitrate. The two arbitrators will select a third Qualified Arbitrator within 20 days of the appointment of the first two arbitrators. No arbitrator will have or previously have had any significant relationship with any of the parties. The decision of any two of the arbitrators on any submitted matter will be final and nonappealable. Notwithstanding the foregoing, if the controversy or claim in question is not resolved by the arbitrators as provided herein within 150 days after selection of the first arbitrator, either party may pursue any remedy with respect hereto provided by law.

      10.4 NOTICES. Any notice or communication required or permitted hereunder will be sufficiently given if sent by first class mail, postage prepaid:

                  (a)   If to Sellers, addressed to:
                        UOL Publishing, Inc.
                        8251 Greensboro Drive, Suite 500
                        McLean, Virginia 22101

                    With a copy to its counsel, addressed to:

                        Wyrick Robbins Yates & Ponton LLP
                        4101 Lake Boone Trail, Suite 300
                        Raleigh, North Carolina 27607
                        Attention: Larry E. Robbins, Esq.

                  (b) If to Buyer, addressed to:

                        3140 Wisconsin Avenue, N.W.
                        Apartment 204
                        Washington D.C. 20016
                        Attention: Gregg Levin

                  With a copy to its counsel, addressed to:

                        Venable, Baetjer & Howard
                        1800 Mercantile Bank & Trust Bldg.
                        2 Hopkins Plaza
                        Baltimore, MD 21201
                        Attention: Jan K. Guben, Esq.

      10.5 APPLICABLE LAW. This Agreement will be construed in accordance with the laws of the Commonwealth of Virginia, regardless of conflict of law principles.

      10.6 HEADINGS. The section and article headings in this Agreement are for convenience only and will not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

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

      10.7 THIRD PARTY CONSENTS. To the extent that the rights of Sellers under any Asset to be assigned to Buyer hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement will not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Sellers will use their reasonable efforts to obtain any such required consent(s) as promptly as possible. If any such consent is not obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Sellers, to the maximum extent permitted by law and the Asset, will act after the Closing as Buyer's agent in order to obtain for it the benefits thereunder and will cooperate, to the maximum extent permitted by law and the Asset, with Buyer in any other reasonable arrangement satisfactory to all parties designed to provide such benefits to Buyer, and Buyer will be responsible for the reasonable costs and expenses of obtaining such benefits.

      10.8 NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Section 8 hereof, the Indemnified Buyer Parties and the Indemnified Sellers Parties, and their successors and assigns, and they will not be construed as conferring any rights on any other persons.

      10.9 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among Sellers and Buyer and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by Sellers and Buyer acting through their duly elected officers.

      10.10 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original and all of which together will constitute but one and the same instrument.

      10.11 SEVERABILITY. The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

      10.12 SPECIFIC PERFORMANCE. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, Sellers shall be entitled to specific performance of the agreements and obligations of Buyer hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                    [THE NEXT PAGE IS THE SIGNATURE PAGE.]



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                  IN WITNESS WHEREOF, the parties have executed this Asset
Purchase Agreement as of the day and year first above written.

                                    SELLERS:

                                    HTR, INC.

ATTEST:

By:                                 By:
    --------------------------            --------------------------

Name:                               Name:
      ------------------------            --------------------------

Title:                              Title:
       -----------------------            --------------------------

                                    UOL PUBLISHING, INC.

ATTEST:

By:                                 By:
    --------------------------            --------------------------

Name:                               Name:
      ------------------------            --------------------------

Title:                              Title:
       -----------------------            --------------------------

                                     BUYER:

                                    CourseFactory.com, LLC

ATTEST:

By:                                 By:
    --------------------------            --------------------------

Name:                               Name:
      ------------------------            --------------------------

Title:                              Title:
       -----------------------            --------------------------


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